                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88971
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                          NEXTEL COMMUNICATIONS, INC.


                   PROSPECTUS SUPPLEMENT DATED MARCH 27, 2000
                      TO PROSPECTUS DATED DECEMBER 3, 1999

     The selling stockholders table on pages 21-24 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amounts of 4 3/4% convertible senior notes due 2007.

                                                   CONVERTIBLE NOTES              COMMON STOCK
                                              ---------------------------      -----------------
                                               PRINCIPAL      PRINCIPAL
                                               AMOUNT OF      AMOUNT OF                    NUMBER OF
                                              CONVERTIBLE    CONVERTIBLE     NUMBER OF      SHARES
NAME OF SELLING STOCKHOLDER                   NOTES OWNED   NOTES OFFERED   SHARES OWNED    OFFERED
                                              -----------   -------------   ------------  ----------
Thomas Weisel Partners                        $21,000,000    $21,000,000         0             0

Transamerica Occidental Life Insurance Co.     $6,000,000     $6,000,000         0             0
